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                                 Naturade, Inc.
                            7110 East Jackson Street
                           Paramount, California 90723


                                  March 2, 1998



Bill D. Stewart
Chief Executive Officer
Naturade, Inc.
7110 East Jackson Street
Paramount, California  90723


                  Re:      Naturade, Inc. (the "Company")


Dear Mr. Stewart:

          Pursuant to your prior agreement (the "CEO Agreement") with the Company, you have, among other things, agreed to serve on its board of directors (the "Board") and as its Chief Executive Officer, and the Company has, among other things agreed to issue to you options to acquire up to 255,000 shares of common stock of the Company ("Common Stock") under the Naturade, Inc. 1998 Incentive Stock Option Plan (the "Plan"). This Letter Agreement documents the grant of such Options.

         In consideration for services you will provide to the Company, the Company hereby grants to you, pursuant to the Plan, options to acquire ("Options") up to 255,000 shares of Common Stock, such grant to be effective as of March 2, 1998 (the "Effective Date"). The purchase price of one share of Common Stock under each Option (the "Exercise Price") shall be equal to the average closing bid prices of the shares of Common Stock on the NASDAQ OTC Bulletin Board as quoted by Bloomberg, LP for the five (5) day trading period ending on the Effective Date. The Options will vest in four equal portions on each of the first four anniversaries of the Effective Date, subject to any limitations on exercise contained in the Plan provided that the Term (as defined in the CEO Agreement) shall not have ended prior to such anniversary. Notwithstanding the foregoing, in the event of any sale (including, without limitation, pursuant to either a tender offer or a merger of Company which results in the shareholders of the Company holding less than fifty per cent (50%) of the stock of the surviving corporation) of Company during the Term, subject to any limitations on exercise contained in the Plan, all of the Options not then vested shall immediately vest. The Options shall otherwise be subject to the provisions of the Plan.

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         Any and all notices or other communications required or permitted to be given by either party hereto to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified postage prepaid, with return receipt requested. Notices shall be deemed duly served and given when personally delivered to the Party to whom directed or any of its officers or, in lieu of such personal service, when deposited in the United States mail, first class postage prepaid, addressed as follows:

         To Company:              7110 East Jackson Street
                                  Paramount, California  90723
                                  Attention: Chairman of the Board of Directors


         To you:                  Bill Stewart
                                  Naturade, Inc.
                                  7110 East Jackson Street
                                  Paramount, California  90723

         This Letter Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the grant of the Options, and contains all of the covenants and agreements between the parties with respect to that grant in any manner whatsoever. Each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Letter Agreement shall be valid or binding.

         Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Letter Agreement by the other party shall not be deemed a waiver of that term, covenants or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

         If any provision in this Letter Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                      14-2
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         If the above terms and conditions are acceptable to you, please indicate your agreement by executing the signature line provided below and returning a countersigned copy of this letter to the Company by no later than April 30, 1998.




                                             Naturade, Inc.


                                              /s/ PAUL D. SHAPNICK
                                            ----------------------------
                                                  Paul D. Shapnick
                                               Chief Financial Officer
                                             Assistant Secretary-Treasurer



Accepted and agreed:



 /s/ BILL D. STEWART
------------------------
    Bill D. Stewart


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